                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            ----------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          THE PETERSEN COMPANIES, INC.
              ---------------------------------------------------
              (Exact name of registrant as specified in its chart)


             DELAWARE                                     36-4099296
-----------------------------------          -----------------------------------
      (State of Incorporation                 (IRS employer identification no.)
          or organization)

      6420 WILSHIRE BOULEVARD,
          LOS ANGELES, CA                                    90048
-----------------------------------          -----------------------------------
      (Address of principal                                (zip code)
        executive offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-33111.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             Title of each class      Name of each exchange on which
             to be so registered      each class is to be registered
           ------------------------   ------------------------------
            Class A Common Stock,     New York Stock Exchange, Inc.
           par value $.01 per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                Not applicable
                               ----------------
                               (Title of Class)

                               Page 1 of 2 Pages

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Registrant's Class A Common Stock, par value $.01 per share (the "Class A Common"), as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 7, 1997 (Registration No. 333-33111), including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              THE PETERSEN COMPANIES, INC.



                              By:   /s/ RICHARD S WILLIS
                              -------------------------------------------
                                    Richard S Willis
                                    Executive Vice President and
                                    Chief Financial Officer

Date:  September 15, 1997


                               Page 2 of 2 Pages